UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 12, 2019
Date of Report
(Date of earliest event reported)
WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)
500 Delaware Ave,
Wilmington, Delaware, 19801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

WSFS Financial Corporation, the parent company of Wilmington Savings Fund Society, FSB (“WSFS Bank”), announced that WSFS Bank has accepted entry of a Stipulation and Consent to the Issuance of an Order for a Civil Monetary Penalty (“Consent Order”) from the Office of the Comptroller of the Currency. The Consent Order asserts a violation of the Flood Disaster Protection Act and its implementing regulations, specifically timely notice of servicer’s identity after a transfer of servicing rights. As part of WSFS Bank’s remediation efforts, management implemented a corrective action plan to ensure that FEMA designees (insurance providers) receive timely notice of servicing transfers for all loans transferred or sold that involve improved real property located in a flood zone. This administrative deficiency, which has been addressed, did not result in any impact to Customers.

In the interest of cooperation, WSFS Bank entered into the Consent Order and agreed to pay a civil monetary penalty in the amount of $85,265 payable to the National Flood Insurance Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	August 12, 2019	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer